Exhibit 4.8

SYNCHRONOSS TECHNOLOGIES, INC.

as Issuer

THE BANK OF NEW YORK MELLON

as Trustee

Indenture

Dated as of [•], 2014

[•]% Convertible Senior Notes due 2019

i

Schedule A – Additional Shares

Cross Reference Table between the Trust Indenture Act of 1939, as amended (the “TIA”), and this Indenture*

TIA Section		Indenture Section
310	(a)(1)	10.09
	(a)(2)	10.09
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	10.09
	(b)	10.09
	(c)	N.A.
311	(a)	10.13
	(b)	10.13
	(c)	N.A.
312	(a)	11.02
	(b)	11.02
	(c)	11.02
313	(a)	11.03
	(b)	11.03
	(c)	11.03
	(d)	11.03
314	(a)	5.06,14.03
	(b)	N.A.
	(c)(1)	1.02,14.02
	(c)(2)	1.02,14.02
	(c)(3)	N.A.
	(d)	N.A.
	(e)	14.03
	(f)	N.A.
315	(a)	10.01
	(b)	10.01,10.02
	(c)	10.01
	(d)	10.01
	(e)	8.15
316	(a)(1)(A)	8.13
	(a)(1)(B)	8.14
	(a)(2)	N.A.
	(b)	8.09
	(c)	1.04;8.04
317	(a)(1)	8.05
	(a)(2)	8.06
	(b)	5.04
318	(a)	1.07
	(b)	N.A.
	(c)	1.07

N.A. means not applicable.

* This Cross-Reference Table is not part of this Indenture.

INDENTURE, dated as of [•], 2014, between Synchronoss Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware, as Issuer (the “Company”), having its principal office at 200 Crossing Boulevard, Bridgewater, New Jersey, 08807 and The Bank of New York Mellon, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of [•]% Convertible Senior Notes due 2019 (each a “Security” and collectively, the “Securities”), initially in an aggregate principal amount not to exceed $[•], and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Securities and the Indenture, have been done;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.                          Definitions.

(a)                     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)                                     the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(ii)                                  all other terms used herein that are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein;

(iii)                               all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(iv)                              the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(v)                                 references to “Article”, “Section” or other subdivision herein are references to an Article, Section or other subdivision of this Indenture, unless the context otherwise requires.

(b)                     As used herein, the following terms shall have the following respective meanings:

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04(a).

“Additional Interest” has the meaning specified in Section 8.03.

“Additional Securities” means any Securities (other than the Initial Securities) issued under this Indenture in accordance with Section 3.01.

“Additional Shares” has the meaning specified in Section 7.06(a).

“Adjustment Determination Date” has the meaning specified in Section 7.03(j).

“Adjustment Event” has the meaning specified in Section 7.03(j).

“Affiliate” of any specified Person means any other Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 3.08(a).

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Saturday, a Sunday, a day on which commercial banking institutions in the City of New York or at a place of payment are authorized or required by law or executive order to close or be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited), and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company as they exist on the date of this Indenture, subject to Section 7.07.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” means a written request or order signed in the name of the Company by its Chief Executive Officer, its President, its Chief Financial Officer, its Treasurer or its Secretary.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion.

“Conversion Date” has the meaning specified in Section 7.02(d).

“Conversion Price” per share of Common Stock means, as of any date, the result obtained by dividing $1,000 by the applicable Conversion Rate as of such date rounded to the nearest cent.

“Conversion Rate” has the meaning specified in Section 7.01.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, Floor 7E, New York, NY 10286, Attention: Corporate Trust Administration.

“Corporation” means a corporation, association, company, joint-stock company or business trust.

“Custodian” means The Bank of New York Mellon, as custodian with respect to the Securities in global form, or any successor entity.

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Default Interest” has the meaning specified in Section 8.04.

“Default Interest Payment Date” has the meaning specified in Section 8.04(a).

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Distributed Property” has the meaning specified in Section 7.03(c).

“effective date” has the meaning specified in Section 7.03(f).

“Event of Default” has the meaning specified in Section 8.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Fundamental Change” shall mean the occurrence of any of the following:

(i)                                     a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the Company’s and its Subsidiaries’ employee benefit plans, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing such person or group, as the case may be, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of all shares of the Company’s common equity (provided, however, that this clause (i) shall not apply to any transaction covered in clause (ii) below, including any exception thereto); or

(ii)                                  consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination of the Common Stock) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries; provided, however, that a transaction described in clauses (A) and (B) pursuant to which the holders of all classes of the Company’s common equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of the voting power of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be deemed a Fundamental Change;

(iii)                               the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(iv)                              the Common Stock or other common stock into which the Securities are convertible cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, a Fundamental Change as a result of clause (ii) above will not be deemed to have occurred if at least 90% of the consideration received or to be received by holders of Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Securities become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to Section 7.02).

“Fundamental Change Company Notice” has the meaning specified in Section 6.01(b).

“Fundamental Change Purchase Date” has the meaning specified in Section 6.01(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 6.01(a)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 6.01(a).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States on the date hereof.

“Global Security” means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Conversion Rate” has the meaning specified in Section 7.03.

“Initial Securities” means Securities in an aggregate principal amount of $[•], initially issued under this Indenture.

“Interest” means (i) Regular Interest and (ii) Additional Interest, if any.

“Interest Payment Date” means each [•] and [•] of each year, beginning [•], 2015.

“Issue Date” means the date Securities are originally issued as set forth on the face of such Security under this Indenture.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the Last Reported Sale Price will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Legal Holiday” has the meaning specified in Section 14.06.

“Make-Whole Effective Date” has the meaning specified in Section 7.06(b).

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (ii) of the definition thereof).

“Make-Whole Fundamental Change Notice” has the meaning specified in Section 7.06(e).

“Market Disruption Event” means:  (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity,” when used with respect to any Security, means the date on which the principal or Fundamental Change Purchase Price of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or Fundamental Change Purchase Date, by declaration of acceleration or otherwise.

“Merger Event” has the meaning specified in Section 7.07.

“National Securities Exchange” means a securities exchange that has registered with the Commission under Section 6 of the Exchange Act, or any successor provision.

“Notice of Conversion” has the meaning specified in Section 7.02(c).

“Notice of Default” has the meaning specified in Section 8.01(f).

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the General Counsel, any Executive Vice President or the Secretary of the Company, and delivered to the Trustee. The officer signing an Officer’s Certificate given pursuant to Section 5.09 shall be the principal executive, financial or accounting officer of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Trustee, who may be external or in-house counsel for the Company.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)                                     Securities theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;

(ii)                                  Securities, or portions thereof, for whose payment or purchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be purchased prior to the Maturity thereof, notice of such purchase shall have been given to the Holders as herein provided; and

(iii)                               Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;

provided, however, that, in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal amount of, Interest on or Fundamental Change Purchase Price of, any Securities on behalf of the Company. The Trustee shall initially be the Paying Agent.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Securities” means permanent certificated Securities in registered form issued in denominations of $1,000 principal amount and multiples of $1,000 in excess thereof.

“Record Date” means, with respect to any payment of Interest on the Securities, the Close of Business on each [•] and [•], as the case may be, immediately preceding the relevant Interest Payment Date (whether or not a Business Day).

“record date” has the meaning specified in Section 7.03(f).

“Reference Property” has the meaning specified in Section 7.07.

“Regular Interest” has the meaning specified in Section 4.01(a).

“Responsible Officer” means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject and who shall have primary responsibility for the administration of this Indenture.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” shall mean a Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security” or “Securities” has the meaning specified in the first paragraph of the Recitals to this Indenture, and includes any Security or Securities, as the case may be, authenticated and delivered under this Indenture, including any Global Security.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05(a).

“Special Record Date” has the meaning specified in Section 8.04(a).

“Spin-Off” has the meaning specified in Section 7.03(c).

“Stated Maturity,” when used with respect to any Security, means [•], 2019.

“Stock Price” means, with respect to the Common Stock in connection with a Make-Whole Fundamental Change, (i) if holders of Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (ii) of the definition of Fundamental Change, the cash amount paid per share of Common Stock or (ii) if holders of Common Stock receive any consideration other than cash in such Make-Whole Fundamental Change or if a Make-Whole Fundamental Change occurs other than a Make-Whole Fundamental Change described in clause (ii) of the definition of Fundamental Change, the average of the Last Reported Sales Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the effective date of such Make-Whole Fundamental Change.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Surviving Entity” has the meaning specified in Section 9.01(a).

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock (or other Reference Property) is not so listed or admitted for trading, “Trading Day” means a Business Day.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trigger Event” has the meaning specified in Section 7.03(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Valuation Period” has the meaning specified in Section 7.03(c).

Section 1.02.                          Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as required under the TIA. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include the statements set forth in Section 14.03.

Section 1.03.                          Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.                          Acts of Holders; Record Dates.

(a)                     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 10.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b)                     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(c)                      The Company may, in the circumstances permitted by the TIA, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 11.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d)                     The ownership of Securities shall be proved by the Security Register.

(e)                      Any request, demand, authorization, direction, notice, consent, waiver or other Act of any Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05.                          Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)                     the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including facsimile) to or with the Trustee at its applicable Corporate Trust Office; or

(b)                     the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (including facsimile) and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: General Counsel.

Section 1.06.                          Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered electronically or mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier, by telefacsimile, with confirmation of transmission or by electronic transmission in accordance with the applicable procedures of the Depositary.

Section 1.07.                          Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 1.08.                          Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to, and will be governed by, the provisions of the TIA that are required to be made a part of and govern indentures qualified under the TIA.

Section 1.09.                          Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10.                          Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.                          Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.                          Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.13.                          No Recourse Against Others. No director, officer, employee, stockholder or Affiliate of the Company from time to time shall have any liability for any obligations of the Company under the Securities or this Indenture. Each Holder by accepting a Security waives and releases such liability.

ARTICLE 2
SECURITY FORMS

Section 2.01.                          Forms Generally. The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by any officer executing such Securities, as evidenced by his or her execution thereof.

The Securities shall initially be issued in the form of permanent Global Securities in registered form in substantially the form set forth in this Article 2. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

Section 2.02.                          Form of Face of Security.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SYNCHRONOSS TECHNOLOGIES, INC.

[•]% Convertible Senior Notes due 2019

No.	CUSIP NO. [•]	US $[•]

Synchronoss Technologies, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [•] United States Dollars ($[•]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary) on [•], 2019. Payment of the principal and interest of this Security shall be made by the Company in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

The issue date of this Security is [•], 2014.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Security into Common Stock of the Company and to require the Company to purchase this Security upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:

SYNCHRONOSS TECHNOLOGIES, INC.

By:
Authorized Signatory

Section 2.03.         Form of Reverse of Security.

SYNCHRONOSS TECHNOLOGIES, INC.
[•]% Convertible Senior Notes due 2019

This Security is one of a duly authorized issue of Securities of the Company, designated as its [•]% Convertible Senior Notes due 2019 (the “Securities”), all issued or to be issued under and pursuant to an Indenture dated as of [•], 2014 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.

Interest. The Securities will bear Regular Interest at a rate of [•]% per year. Interest on the Securities will accrue from [•], 2014. Interest will be payable semiannually in arrears on [•] and [•], beginning [•], 2015, and at Maturity. Pursuant to Section 8.03 of the Indenture, in certain circumstances, the Holders shall be entitled to receive Additional Interest.

Interest will be paid to the person in whose name a Security is registered at the Close of Business on the [•] or [•], as the case may be, immediately preceding the relevant Interest Payment Date. Interest on the Securities will be computed on the basis of a 360-day year composed of twelve 30-day months, and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

Any payment of interest or principal required to be made on a Legal Holiday shall be made on the next succeeding Business Day that is not a Legal Holiday.

Redemption at the Option of the Company. The Securities will not be redeemable at the option of the Company.

Purchase by the Company at the Option of the Holder in Connection with a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to purchase the Securities if a Fundamental Change occurs at any time prior to the Stated Maturity at 100% of the principal amount plus accrued and unpaid Interest, if any, (subject to Section 4.01(c)(ii) of the Indenture) to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), which Fundamental Change Purchase Price will be paid in cash.

Withdrawal of Fundamental Change Purchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

Payment of Fundamental Change Purchase Price. If cash sufficient to pay the Fundamental Change Purchase Price of all Securities or portions thereof to be purchased on a Fundamental Change Purchase Date is deposited with the Paying Agent on the Fundamental Change Purchase Date then, with respect to Securities that have been properly surrendered for purchase and not validly withdrawn, such Securities will cease to be Outstanding and Interest will cease to accrue on such Securities (or portions thereof) immediately after such Fundamental Change Purchase Date and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price upon surrender of such Security).

Conversion. Subject to and in compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, to convert the principal amount hereof or any portion of such principal which is $1,000 or a multiple thereof, into, subject to Section 7.01 of the Indenture, shares of Common Stock and cash in lieu of any fractional shares of Common Stock, if any, at the Conversion Rate. The initial Conversion Rate (the “Initial Conversion Rate”) is [•] shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require purchase on a Fundamental Change Purchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, purchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

If an Event of Default shall occur and be continuing, the principal amount plus Interest through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Securities a direction inconsistent with such request during such 60-day period. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the principal amount or Fundamental Change Purchase Price hereof on or after the respective due dates expressed herein or to convert the Securities in accordance with Article 7 of the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount or Fundamental Change Purchase Price of, and Interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal, overdue installments of Interest and overdue payments of Fundamental Change Purchase Price, if any, at the then-applicable Interest rate from the required payment date.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form in denominations of $1,000 and any multiple of $1,000 in excess thereof, as provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SYNCHRONOSS TECHNOLOGIES, INC.
[•]% Convertible Senior Notes due 2019

ASSIGNMENT FORM

If you want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                    agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SYNCHRONOSS TECHNOLOGIES, INC.
[•]% Convertible Senior Notes due 2019

NOTICE OF CONVERSION

If you want to convert this Security into Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000):  $

If you want the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

The Bank of New York Mellon

101 Barclay Street, Floor 7E

New York, NY 10286

Attention: Corporate Trust Administration

Re:     Synchronoss Technologies, Inc. (the “Company”)
[•]% Convertible Senior Notes due 2019

This is a Fundamental Change Purchase Notice as defined in Section 6.01(a)(i) of the Indenture dated as of [•], 2014 (the “Indenture”) between the Company and The Bank of New York Mellon, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Section 6.01 of the Indenture (in multiples of $1,000):  $

I hereby agree that the Securities will be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions thereof and of the Indenture.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Section 2.04.                          Form of Trustee’s Certificate of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

ARTICLE 3
THE SECURITIES

Section 3.01.                          Title and Terms; Payments. The aggregate principal amount of Securities that will be initially authenticated and delivered on the date of this Indenture is $[•], not including Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.04, 3.05, 3.06, 6.05 or 13.06. The Company may, from time to time after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Securities of an unlimited aggregate principal amount, and the Trustee shall thereupon authenticate and deliver said Additional Securities to or upon the written order of the Company; provided, however, that (1) if such Additional Securities and Initial Securities are not treated as fungible for purposes of U.S. federal income tax laws, such Additional Securities shall have one or more separate CUSIP numbers; and (2) the Trustee shall receive an Officer’s Certificate to the effect that such issuance of Additional Securities complies with the provisions of this Indenture, including each provision of this paragraph.

The Securities shall be known and designated as the “[•]% Convertible Senior Notes due 2019” of the Company. The principal amount shall be payable at the Stated Maturity.

The principal amount of and Interest on Global Securities registered in the name of or held by The Depository Trust Company or its nominee shall be paid by wire transfer in immediately available funds to The Depository Trust Company or its nominee, as applicable.

The principal amount of Physical Securities shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest on Physical Securities will be payable (i) to Holders having an aggregate principal amount of $2,000,000 or less of Securities, by check mailed to such Holders at the address set forth in the Security Register and (ii) to Holders having an aggregate principal amount of more than $2,000,000 of Securities, either by check mailed to such Holders or, upon written application by a Holder to the Security Registrar not later than the relevant Record Date for such Interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Security Registrar to the contrary in writing.

Section 3.02.                          Denominations. The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 and any multiple of $1,000 in excess thereof.

Section 3.03.                          Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chief Executive Officer, its President, its Chief Financial Officer, its Treasurer or General Counsel.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

Upon the initial issuance of the Securities and at any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated, and shall further specify the amount of such Securities to be issued as a Global Security or as Physical Securities. If Physical Securities are to be authenticated, such Company Order shall also specify the Holders of, and delivery instructions for, such Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 3.04.                          Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as any officer executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Physical Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Physical Securities.

Section 3.05.                          Registrar; Transfer and Exchange.

(a)                     The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” (the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided.

(b)                     The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Security evidenced by a Global Security. Initially, each Security evidenced by a Global Security shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

(c)                      Upon surrender for registration of transfer of any Security at the Security Registrar, the Company shall execute, and the Trustee or any authenticating agent shall authenticate and deliver, in the name of the designated transferee, one or more new Securities for like aggregate principal amount of any authorized denomination or denominations.  Every Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

(d)                     At the option of the Holder, Securities (other than a Global Security, except as set forth below) may be exchanged for other Securities for like aggregate principal amount of any authorized denomination or denominations, upon surrender of the Securities to be exchanged at the Security Registrar.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

(e)                      Notwithstanding any other provision of this Section 3.05, unless and until it is exchanged in whole or in part for the Physical Securities represented thereby, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

(f)                       All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(g)                      Neither the Company nor the Security Registrar shall be required to exchange or register a transfer of any Security (i) that has been surrendered for conversion or (ii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, except that where such Fundamental Change Purchase Notice provides that such Security is to be purchased only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be purchased.

(h)                     The Company shall cause any Security that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 3.09.

Section 3.06.                          Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.  If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously Outstanding.  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.  Upon the issuance of any new Security under this Section 3.06, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.  Every new Security issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder. The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07.                          Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company, the Trustee or the Security Registrar may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal of such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, the Security Registrar nor any agent of the Company, the Trustee or the Security Registrar shall be affected by notice to the contrary.

Section 3.08.                          Book-Entry Provisions for Global Securities.

(a)                     The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Security in Section 2.02.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b)                     Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 3.09. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (i) such Depositary has notified the Company that the Depositary (A) is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in either such case, no successor Depositary shall have been appointed within 90 days of such notification, or (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Outstanding Securities shall have become due and payable pursuant to Section 8.02 and the Holder requests that Physical Securities be issued.

(c)                      In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b) above, the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

(d)                     In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b) above, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations and the same tenor.

(e)                      The Holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

Section 3.09.                          Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, purchase, conversion (pursuant to Article 7) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

Section 3.10.                          CUSIP Numbers. In issuing the Securities, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in purchase notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any purchase notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 4
INTEREST

Section 4.01.                          Generally.

(a)                     Regular interest (“Regular Interest”) shall accrue on the Securities from [•], 2014 at a rate of [•]% per annum until the principal thereof is paid or made available for payment. Regular Interest shall be payable semiannually in arrears on [•] and [•] of each year, commencing [•], 2015.

(b)                     Interest on the Securities shall be computed (i) for any full semiannual period for which a particular interest rate (inclusive of any Additional Interest payable with respect to the Securities) is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular interest rate (inclusive of any Additional Interest payable with respect to the Securities) is applicable shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

(c)                      Except as otherwise provided in this Section 4.01(c), a Holder of any Securities at the Close of Business on a Record Date shall be entitled to receive Interest on such Securities on the corresponding Interest Payment Date.

(i)                                     A Holder of any Securities as of a Record Date that are converted after the Close of Business on such Record Date and prior to the Open of Business on the corresponding Interest Payment Date shall be entitled to receive Interest on the principal amount of such Securities, notwithstanding the conversion of such Securities prior to such Interest Payment Date. However, a Holder that surrenders any Securities for conversion between the Close of Business on a Record Date and the Open of Business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the Interest payable by the Company with respect to such Securities on such Interest Payment Date at the time such Holder surrenders such Securities for conversion, provided, however, that this sentence shall not apply to a Holder that converts Securities:

(A)                               in respect of which the Company has specified a Fundamental Change Purchase Date that is after the relevant Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date;

(B)                               following the Record Date for the payment of Regular Interest on [•], 2019; or

(C)                               to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to the Securities being converted.

Accordingly, a Holder that converts Securities under any of the circumstances described in clauses (A), (B) or (C) above (in the case of clause (C), to the extent that applicable) will not be required to pay to the Company an amount equal to the Interest payable by the Company with respect to such Securities on the relevant Interest Payment Date.

(ii)                                  Notwithstanding any other provision of this Section 4.01(c), any Interest payable on a Fundamental Change Purchase Date that falls after the Close of Business on a Record Date but at or prior to the Close of Business on the corresponding Interest Payment Date shall be payable to the Holder of record on the corresponding Record Date as provided in Section 6.01(a). The payment of such Interest to the Holder on the Record Date as provided in Section 6.01(a) shall be deemed to satisfy the Company’s obligations in respect of such Interest.

ARTICLE 5
PARTICULAR COVENANTS OF THE COMPANY

Section 5.01.                          Payment of Principal and Interest. The Company covenants and agrees that it shall duly and punctually make all payments in respect of the Securities in accordance with the terms of the Securities and this

Indenture. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal, overdue installments of Interest and overdue payments of Fundamental Change Purchase Price, if any, at the then-applicable rate of Interest from the required payment date.

Any payments made or due pursuant to this Indenture shall be considered paid on the applicable date due if by 11:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due. Payment of the principal of and Interest on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Section 5.02.                          Maintenance of Office or Agency. The Company shall maintain an office or agency, where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as Paying Agent, Security Registrar, Custodian and Conversion Agent and the Corporate Trust Office.

Section 5.03.                          Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 10.11, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04.                          Provisions as to Paying Agent.

(a)                     If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(i)                                     that it will hold all sums held by it as such agent for the payment of the principal of or Interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities;

(ii)                                  that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or Interest on the Securities when the same shall be due and payable; and

(iii)                               that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of or Interest, on the Securities, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or Interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b)                     If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or Interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or Interest, so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Securities) to make any payment of the principal of or Interest on the Securities when the same shall become due and payable.

(c)                      Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04 (including, without limitation, the fees and expenses of the Trustee which fees and expenses shall be timely provided by the Trustee to the company), such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)                     Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Section 12.03 and Section 12.04.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 5.05.                          Existence. Subject to Article 9, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of the Securities.

Section 5.06.                          Commission Filings and Reports. The Company covenants to file with the Trustee copies of the annual reports and of the information, documents and other reports  the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, within 15 days after the same is required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided that in each case, the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 5.06 at the time such documents are so delivered or filed. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).  The Company also covenants to comply with the other provisions of Section 314(a) of the TIA.

Section 5.07.                          Additional Interest. If at any time Additional Interest becomes payable by the Company pursuant to Section 8.03, the Company shall promptly deliver to the Trustee an Officer’s Certificate to that effect and stating (a) the amount of such Additional Interest that is payable and (b) the date on which such Additional Interest is payable. Additional Interest payable in accordance with Section 8.03 shall be payable in arrears on each Interest Payment Date following accrual in the same manner as Regular Interest on the Securities. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 5.08.                          Stay; Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or Interest, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.09.                          Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2014), an Officer’s Certificate, stating whether or not to the knowledge of the signer thereof the Company defaulted in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) in such fiscal year and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Company shall deliver to the Trustee within 10 Business Days after the Company becomes aware of the occurrence of any Event of Default or Default, written notice setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take or is taking with respect thereto.

Any notice required to be given under this Section 5.09 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

ARTICLE 6
FUNDAMENTAL CHANGES AND PURCHASES THEREUPON

Section 6.01.                          Purchase at Option of Holders Upon a Fundamental Change.

(a)                     Generally. If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Securities or any portion thereof that is equal to $1,000 or a multiple of $1,000 principal amount, on the date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 calendar days and not more than 35 calendar days following the date of the Fundamental Change Company Notice (as defined below) at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest, thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if Securities are purchased pursuant to this Section 6.01 on a Fundamental Change Purchase Date that falls after the Close of Business on a Record Date but at or prior to the Close of Business on the corresponding Interest Payment Date, the Interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Record Date, in which case, the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Securities being purchased.

Purchases of Securities under this Section 6.01 shall be made, at the option of the Holder thereof, upon:

(i)                                     delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Securities on or prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date; and

(ii)                                  delivery or book-entry transfer of the Securities to be purchased (duly endorsed for transfer) to the Paying Agent on or prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date therefor; provided that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 6.01 only if the Securities so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

The Fundamental Change Purchase Notice shall state:

(A)                               if certificated, the certificate numbers of Securities to be delivered for purchase, or if not certificated, such Fundamental Purchase Notice must comply with appropriate procedures of the Depositary;

(B)                               the portion of the principal amount of Securities to be purchased, which must be $1,000 or a multiple thereof; and

(C)                               that the Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and the Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 6.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of the book-entry transfer or delivery of the Securities.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 6.01 shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Business Day immediately preceding to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 6.03 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof. If any Fundamental Change Purchase Notice is given and then withdrawn prior to the Close of Business of the Business Day immediately preceding the Fundamental Change Purchase Date, the Company will not be obligated to purchase the Securities to which such Fundamental Change Purchase Notice relates.

(b)                     Fundamental Change Company Notice. On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(i)                                     the events causing the Fundamental Change;

(ii)                                  the effective date of the Fundamental Change;

(iii)                               the last date on which a Holder may exercise the purchase right;

(iv)                              the Fundamental Change Purchase Price;

(v)                                 the Fundamental Change Purchase Date;

(vi)                              the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)                           if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii)                        if applicable, that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with Section 6.03; and

(ix)                              the procedures that Holders must follow to require the Company to purchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ purchase rights or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 6.01.

(c)                      No Payment During Events of Default. There shall be no purchase of any Securities pursuant to Article 6 if there has occurred (prior to, on or after as the case may be, the giving, by the Holders of such Securities, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default and the principal amount of the Securities has been accelerated in accordance with the Indenture and such acceleration has not been rescinded on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a default by the Company in payment of the Fundamental Change Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (i) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (ii) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(d)                     Payment of Fundamental Change Purchase Price. The Securities to be purchased pursuant to this Section 6.01 shall be paid for in cash.

Section 6.02.                          Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 6.01(a), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in Section 6.03) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of the Fundamental Change Purchase Date (provided the conditions in Section 6.01(a) have been satisfied) or the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 6.01(a) and the time of the book-entry transfer or delivery of the Securities.

Section 6.03.                          Withdrawal of Fundamental Change Purchase Notice.

(a)                     A Fundamental Change Purchase Notice may be withdrawn in whole or in part by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(i)                                     the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(ii)                                  if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and

(iii)                               the principal amount, if any, of such Securities that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or a multiple of $1,000;

provided, however, that if the Securities are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

Section 6.04.                          Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price, of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 6.04. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture as of the Close of Business on the Business Day prior to the Fundamental Change Purchase Date, then immediately following the Fundamental Change Purchase Date, (a) such Security will cease to be Outstanding and Interest will cease to accrue thereon (whether or not book-entry transfer of such Security is made or whether or not such Security is delivered to the Paying Agent) and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of such Security and, if the Fundamental Change Purchase Date falls after the Close of Business of a Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the right of the Holder of record on such Record Date to receive the related Interest payment).

Section 6.05.                          Securities Purchased in Whole or in Part. Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to such Holder, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

Section 6.06.                          Covenant to Comply With Securities Laws Upon Purchase of Securities Pursuant to a Fundamental Change Purchase Notice. In connection with any offer to purchase Securities under Section 6.01 (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (a) comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable, (b) file the related Schedule TO (or any successor schedule, form or report) to the extent required or any other required schedule under the Exchange Act, and (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 6.01 to be exercised in the time and in the manner specified in Section 6.01.

Section 6.07.                          Repayment to the Company. The Trustee and the Paying Agent shall return to the Company, upon written request, any cash that remains unclaimed, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 6.04 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then as soon as practicable following the Fundamental Change Purchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

Section 6.08.                          Fundamental Change Purchase Offer by Third Party. Notwithstanding anything to the contrary in this Article 6, the Company will not be required to make a Fundamental Change purchase offer pursuant to a Fundamental Change Purchase Notice upon a Fundamental Change if a third party makes the Fundamental Change purchase offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Article 6 and purchases all Securities properly tendered and not withdrawn under the Fundamental Change purchase offer (it being understood that such third-party may make a Fundamental Change purchase offer that is conditioned upon and prior to the occurrence of a Fundamental Change).

ARTICLE 7
CONVERSION

Section 7.01.                          Conversion Obligation. Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, prior to the Close of Business on the second Scheduled Trading Day immediately prior to the Stated Maturity, to convert the principal amount of any such

Securities, or any portion of such principal amount which is $1,000 or a multiple thereof at the rate per $1,000 principal amount of such Security (the “Conversion Rate”) then in effect into shares of Common Stock and cash in lieu of fractional shares of Common Stock, if any, as described in Section 7.02(e).

Section 7.02.                          Conversion Procedures.

(a)                     Upon conversion of any Security, subject to this Section 7.02 and Sections 7.01 and 7.07, the Company will deliver and pay, as the case may be, to Holders in respect of each $1,000 principal amount of Securities tendered for conversion, a number of shares of Common Stock equal to (i) (A) the aggregate principal amount of Securities to be converted, divided by (B) $1,000, multiplied by (ii) the applicable Conversion Rate in effect on the Conversion Date.

(b)                     If any adjustment to the Conversion Rate or conversion of Securities pursuant to this Article 7 would require the Company to issue shares of Common Stock in excess of the amount permitted by applicable listing standards of The NASDAQ Global Select Market to be issued without approval by the Company’s stockholders, the Company shall, at its option, either (i) obtain the approval of its stockholders with respect to such issuance or (ii) in lieu of delivering shares of Common Stock in excess of such limitations, pay cash on a pro rata basis to the Holders of Securities being converted in an amount per share of Common Stock based on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day).

(c)                      Before any Holder shall be entitled to convert a Security as set forth above, such Holder shall (i) in the case of a Global Security, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 7.02(j) and, if required pursuant to Section 7.02(g), pay all stamp, transfer or similar taxes or duties, if any, in connection with such conversion and (ii) in the case of a Security issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form on the reverse of such certificated Security (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Company’s conversion obligation to be registered, (B) surrender such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required pursuant to Section 7.02(g), pay all stamp, transfer or similar taxes or duties, if any, in connection with such conversion, and (D) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 7.02(j). No Notice of Conversion with respect to any Securities may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Purchase Notice (except to the extent that a portion of the Holder’s Securities are not subject to such Fundamental Change Purchase Notice) and not validly withdrawn such Fundamental Change Purchase Notice, as the case may be, in accordance with Section 6.03. The right to convert any Securities subject to a Fundamental Change Purchase Notice that are validly withdrawn in accordance with Section 6.03 shall terminate at the Close of Business on the Business Day immediately preceding the relevant Fundamental Change Purchase Date.  If more than one Security shall be surrendered for conversion at one time by the same Holder, the Company’s conversion obligation with respect to such Securities, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(d)                     A Security shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 7.02(c); provided, however, that the Person in whose name any shares of the Common Stock shall be issuable upon such conversion will be deemed to be the Holder of record of such shares as of the Close of Business on the relevant Conversion Date.

(e)                      Except as set forth in Section 7.06, delivery of the Common Stock and payment of cash in lieu in of any fractional shares of Common Stock, if any, pursuant to Section 7.02(a) in satisfaction of the Company’s conversion obligation shall be made by the Company in no event later than the third Trading Day immediately following the Conversion Date.

The Company shall pay cash in lieu of any fractional share of Common Stock issuable in connection with delivery of the Common Stock based on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date, or if the Conversion Date is not a Trading Day, the next following Trading Day.

(f)                       In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

(g)                      If a Holder submits a Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion, unless the tax is due because the Holder requests any shares to be issued in a name of other than the Holder’s name, in which case the Holder will pay that tax. The Company’s transfer agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(h)                     Except as provided in Section 7.03, no adjustment shall be made for dividends on any shares issued upon the conversion of any Security as provided in this Article 7.

(i)                         Upon the conversion of an interest in a Global Security, the Trustee shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of any Security effected through any Conversion Agent other than the Trustee.

(j)                        Upon conversion, a Holder will not receive any separate cash payment for accrued and unpaid Interest, if any, except as set forth below. The Company’s settlement of the conversion obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Security and accrued and unpaid Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid Interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, payments in respect of accrued and unpaid Interest, if any, on Securities converted after the Close of Business on a Record Date and prior to the Open of Business on the related Interest Payment Date shall be governed by the provisions of Section 4.01. Except as described above, no payment or adjustment will be made for accrued Interest on converted Securities.

Section 7.03.                          Adjustment of Conversion Rate. The initial Conversion Rate (the “Initial Conversion Rate”) is [•] shares of Common Stock per $1,000 principal amount of Securities (equivalent to a Conversion Price of approximately $[•]). The Conversion Rate shall be adjusted from time to time by the Company as follows, except that the Conversion Rate shall not be adjusted if Holders of the Securities participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of Common Stock and solely as a result of holding the Securities, in any of the transactions described in this Section 7.03 without having to convert their Securities as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount of Securities held by such Holders divided by $1,000:

(a)                     In case the Company shall exclusively issue shares of Common Stock as a dividend or distribution on shares of the outstanding Common Stock, or shall effect a share split into a greater number of shares of Common Stock or a share combination into a lesser number of shares of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 =
CR0 x	OS1
OS0

where

CR0             =                 the Conversion Rate in effect immediately prior to the Close of Business on the record date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1             =                 the Conversion Rate in effect immediately after the Close of Business on such record date for such dividend or distribution or immediately after the Open of Business on the effective date of such share split or share combination, as applicable;

OS0               =                 the number of shares of Common Stock outstanding immediately prior to the Close of Business on such record date or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable; and

OS1               =                 the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made pursuant to this Section 7.03(a) shall become effective immediately after the Close of Business on the record date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 7.03(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 7.03(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b)                     In case the Company shall issue to all or substantially all holders of its outstanding shares of Common Stock any rights, options or warrants entitling them (for a period of not more than 45 calendar days after the record date of such issuance) to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where

CR0             =                 the Conversion Rate in effect immediately prior to the Close of Business on the record date for such issuance;

CR1             =                 the Conversion Rate in effect immediately after the Close of Business on the record date;

OS0               =                 the number of shares of Common Stock outstanding immediately prior to the Close of Business on such record date;

X                           =                 the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y                           =                 the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase pursuant to this Section 7.03(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Close of Business on the record date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such record date for such issuance had not occurred.

For purposes of this Section 7.03(b), in determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors.

(c)                      If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire Company’s Capital Stock or other securities, to all or substantially all holders of its Common Stock, excluding:

(i)                                     dividends, distributions, rights, options or warrants as to which an adjustment to the Conversion Rate was effected pursuant to Section 7.03(a) or Section 7.03(b);

(ii)                                  dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 7.03(d) below;

(iii)                               distributions of Reference Property in a transaction described in Section 7.07; and

(iv)                              Spin-Offs to which the provisions set forth below in this Section 7.03(c) apply

(any of such shares of Capital Stock evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire Company’s Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where

CR0             =                 the Conversion Rate in effect immediately prior to the Close of Business on the record date for such distribution;

CR1             =                 the Conversion Rate in effect immediately after the Close of Business on such record Date;

SP0                 =                 the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV        =                 the fair market value (as determined by the Company’s Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution;

provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount of the Securities, at the same time upon the same terms as holders of the Common Stock, the amount and kind of the Company’s Capital Stock, evidences of indebtedness, other assets or property of the Company or rights, options or warrants to acquire

Company’s Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of the Common Stock equal to the Conversion Rate in effect on the record date for the distribution.

Such increase shall become effective immediately after the Close of Business on the record date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this Section 7.03(c) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used above in computing the average of the Last Reported Sale Prices of the Common Stock.

With respect to an adjustment pursuant to this Section 7.03(c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company that are, or, when issued, will be, listed or admitted for trading on a National Securities Exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where

CR0       =                 the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the Valuation Period;

CR1             =                 the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Valuation Period;

FMV0  =                 the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0      =                 the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

Such adjustment shall occur on the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the preceding paragraph with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

Subject to Section 7.11, rights, options or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 7.03 (and no adjustment to the Conversion Rate under this Section 7.03 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 7.03. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this

Section 7.03 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of this Section 7.03(c) and Section 7.03(a) or 7.03(b), any dividend or distribution to which this Section 7.03(c) is applicable that also includes shares of Common Stock to which Section 7.03(a) applies and/or rights or warrants to subscribe for, purchase or convert into shares of Common Stock to which Section 7.03(b) applies, shall be deemed instead to be (1) a dividend or distribution of the Distributed Property other than shares of Common Stock to which Section 7.03(a) applies and/or other than such rights, options or warrants to which Section 7.03(b) applies (and any Conversion Rate adjustment required by this Section 7.03(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants to which Section 7.03(a) or 7.03(b) applies (and any further Conversion Rate adjustment required by Section 7.03(a) or 7.03(b) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted for the “record date” or the “effective date” within the meaning of Section 7.03(a) or 7.03(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Close of Business on such record date or immediately prior to the Open of Business on the effective date” within the meaning of Section 7.03(a) or “outstanding immediately prior to the Close of Business on such record date” within the meaning of Section 7.03(b).

(d)                     If the Company shall pay a dividend or make a distribution consisting of cash to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – C

where

CR0             =                 the Conversion Rate in effect immediately prior to the Close of Business on the record date for such dividend or distribution;

CR1             =                   the Conversion Rate in effect immediately after the Close of Business on the record date for such dividend or distribution;

SP0                 =                   the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C                           =                 the amount in cash per share that the Company distributes to holders of Common Stock;

provided that if “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Securities, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such cash dividend or distribution. Such increase shall become effective immediately after the Close of Business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared, effective as of the date the Company’s Board of Directors or a committee thereof determines not to pay such a dividend or distribution.

Such adjustment to the Conversion Rate shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the

Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For the avoidance of doubt, for purposes of this Section 7.03(d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 7.03(d), references in this Section 7.03(d) to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.

(e)                      In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where

CR0             =                 the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1             =                 the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC                  =                 the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares purchased in such tender offer or exchange offer;

OS0               =                 the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1               =                 the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1                 =                 the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, such adjustment to the Conversion Rate to occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion

Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f)                       For purposes of this Section 7.03 and Section 7.05, the term “record date” means, unless the context requires otherwise, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the board of directors or by statute, contract or otherwise), and the term “effective date” shall mean the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

(g)                      In addition to those required by clauses (a), (b), (c), (c), (d) or (e) of this Section 7.03 (and subject to Section 7.02(b)), the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Company’s Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall deliver electronically or mail to the Holder of each Security at such Holder’s last address appearing on the Security Register provided for in Section 3.05 a notice of the increase at least fifteen days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h)                     All calculations and other determinations under this Article 7 shall be made by the Company or its agents and shall be made to the nearest 1/10,000th of a share or to the nearest cent.

(i)                         Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee and the Conversion Agent shall have received such Officer’s Certificate, neither the Trustee nor the Conversion Agent shall be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which a Responsible Officer of the Trustee or the Conversion Agent, as applicable, has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver electronically or mail such notice of such adjustment of the Conversion Rate to each Holder at his last address appearing on the Security Register provided for in Section 3.05 of this Indenture, within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j)                        In any case in which this Section 7.03 provides that an adjustment shall become effective immediately after (1) a record date or effective for an event or (2) the expiration date for any tender or exchange offer pursuant to Section 7.03(e) (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Security converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional shares issuable upon conversion by reason of adjustment pursuant to Section 7.03. For purposes of this Section 7.03(j), the term “Adjustment Event” shall mean:

(i)                                     in any case referred to in clause (1), the occurrence of such event,

(ii)                                  in any case referred to in clause (2), the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(k)                     For purposes of this Section 7.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(l)                         Notwithstanding any of the foregoing, the applicable Conversion Rate will not be adjusted: (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan; (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any Subsidiary; (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) and outstanding as of the date the Securities were first issued; (iv) for a change in the par value of the Common Stock; or (v) for accrued and unpaid Interest, if any.

Section 7.04.                          Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Securities from time to time as such Securities are presented for conversion.

Section 7.05.                          Adjustments of Average Prices. Whenever a provision of the Indenture requires the calculation of the Last Reported Sale Prices over a span of multiple days (including a Stock Price), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the effective date, the record date, the ex-dividend date or the expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices are to be calculated, including upon the occurrence of multiple events that each result in an adjustment to the Conversion Rate in such period.

Section 7.06.                          Adjustments in Connection with a Make-Whole Fundamental Change.

(a)                     If a Make-Whole Effective Date occurs and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) under the circumstances and as described below. A conversion of Securities shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Notice of Conversion is received by the Conversion Agent (or in the case of Global Securities, the relevant Notice of Conversion in accordance with the Depositary’s applicable procedures) from, and including, the effective date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (ii) of the definition thereof, the 35th Scheduled Trading Day immediately following the effective date of such Make-Whole Fundamental Change).

(b)                     The number of Additional Shares, if any, by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Make-Whole Effective Date”) and the Stock Price paid (or deemed paid) in such Make-Whole Fundamental Change; provided that if the actual Stock Price is between two Stock Price amounts in such table or the Make-Whole Effective Date is between two Make-Whole Effective Dates in such table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the earlier and later Make-Whole Effective Dates, as applicable, based on a 365-day year; provided, further, that if (i) the Stock Price is greater than $[•] per share of Common Stock (subject to adjustment in the same manner and at the same time as set forth in Section 7.06(c)), no Additional Shares will be added to the Conversion Rate, and (ii) the Stock Price is less than $[•] per share (subject to adjustment in the same manner as set forth in Section 7.06(c)), no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the Conversion Rate in connection with a Make-Whole Fundamental Change exceed [•] shares of Common Stock per $1,000 principal amount of Securities (subject to adjustment in the same manner as set forth in Section 7.03).

(c)                      The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 7.03 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).

(d)                     The table in Schedule A hereto sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Securities pursuant to this Section 7.06.

(e)                      Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall deliver and pay, as the case may be, the number of shares of Common Stock into which the Securities are convertible, taking into account any Additional Shares by which the Conversion Rate is to be increased pursuant to this Section 7.06, as provided under Section 7.02; provided, however, that if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (ii) of the definition of Fundamental Change is comprised entirely of cash, for any conversion of Securities following the Make-Whole Effective Date of such Make-Whole Fundamental Change, the conversion obligation will be calculated based solely on the Stock Price for the transaction and will be deemed to be an amount per $1,000 principal amount of Securities so converted equal to the applicable Conversion Rate (including any adjustment pursuant to this Section 7.06) multiplied by the Stock Price. In such event, the conversion obligation shall be determined and paid to Holders in cash on the third Trading Day following the Conversion Date. The Company shall notify Holders of the Make-Whole Effective Date (the “Make-Whole Fundamental Change Notice”) and issue a press release announcing such Make-Whole Effective Date no later than five Business Days after such Make-Whole Effective Date.

Section 7.07.                          Effect of Recapitalizations, Reclassifications and Changes to the Common Stock.  If any of the following events occur:

(a)                     any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination, or any other change for which an adjustment is provided in Section 7.03);

(b)                     any consolidation, merger or combination of the Company with another Person;

(c)                      any sale, lease or other transfer to any other Person of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(d)                     any statutory share exchange.

in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at the effective time of the transaction, the Company, or such successor, purchaser or transferee Person, as the case may be, shall execute and deliver to the Trustee a supplemental indenture in accordance with Article 13 to provide that the right to convert a Security will be changed to a right to convert each $1,000 principal amount of such Security into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) upon such transaction. If the transaction causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election. If no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock will be deemed to the Reference Property into which the Securities will be convertible.  If the holders of the Common Stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (A) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion

Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 7.06), multiplied by the price paid per share of Common Stock in such transaction and (B) the Company shall satisfy its conversion obligation by paying cash to converting Holders on the third Trading Day immediately following the relevant Conversion Date. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made. The Company shall not enter into any agreement to become a party to such a transaction unless the terms of the transaction are consistent with this Section 7.07. Upon the consummation of any Merger Event, references to “Common Stock” shall be deemed to refer to any Reference Property that constitutes capital stock after giving effect to such Merger Event.

Section 7.08.                          Certain Covenants.

(a)                     Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.  The Company covenants that all shares of Common Stock issued upon conversion of Securities will be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

(b)                     The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

(c)                      The Company covenants that if at any time the Common Stock shall be listed on any National Securities Exchange or automated quotation system the Company will, if permitted and required by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any and all Common Stock issuable upon conversion of the Securities.

Section 7.09.                          Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 7. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 7.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 7.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 10.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 7.10.                          Notice to Holders Prior to Certain Actions. In case:

(a)                     the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 7.03;

(b)                     the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

(c)                      of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)                     of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be delivered electronically or mailed to each Holder at his address appearing on the Security Register, provided for in Section 3.05, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 7.11.                          Stockholder Rights Plans. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 7 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Securities would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Securities, in such case (and only in such case), the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all or substantially all holders of the Common Stock, shares of Capital Stock of the Company, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 7.03(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 8
EVENTS OF DEFAULT; REMEDIES

Section 8.01.                          Events of Default. “Event of Default,” wherever used herein, means any one of the following events:

(a)                     default in the payment of Interest on any Security when due and payable and such default continues for a period of 30 days;

(b)                     default in the payment of principal of any Security at Stated Maturity, upon required purchase in connection with any Fundamental Change, upon declaration of acceleration or otherwise;

(c)                      default in the Company’s obligation to convert the Securities into cash and shares of Common Stock, if any, upon exercise of a Holder’s conversion rights in accordance with Article 7 and such default is not cured or such conversion is not rescinded within five Business Days;

(d)                     failure by the Company to provide the Fundamental Change Company Notice when due;

(e)                      failure by the Company to comply with its obligations under Article 9;

(f)                       default in the observance or performance of any covenant, agreement or condition of the Company in this Indenture or the Securities (other than a default specified in paragraphs (a) through (e) above), and such default continues for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(g)                      default by the Company or any of its Significant Subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $15.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable after any applicable grace period or (ii) constituting a failure to pay the principal of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(h)                     the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company or a Significant Subsidiary, of the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary, of the Company of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(i)                         the commencement by the Company or by a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or of a Significant Subsidiary, of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary, of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by a Significant Subsidiary, of the Company in furtherance of any such action; or

(j)                        a final judgment, entered in a court of competent jurisdiction, for the payment of $15.0 million (or its foreign currency equivalent) or more rendered against the Company or any Significant Subsidiary, which judgment is not covered by insurance (other than with respect to customary deductibles) or not paid, discharged or stayed within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

Section 8.02.                          Acceleration of Maturity; Rescission and Annulment.

(a)                     If an Event of Default (other than those specified in Section 8.01(h) and 8.01(i)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare 100% of the principal amount plus accrued and unpaid Interest, if any, on all the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount plus accrued and unpaid Interest shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 8.01(h) or 8.01(i) (in each case, with respect to the Company), 100% of the principal amount plus accrued and unpaid Interest, if any, on all Outstanding Securities will ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)                     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 8 provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences (except with respect to nonpayment of principal, including the Fundamental Change Price, if applicable, or interest with respect to the failure to deliver the consideration due upon conversion) if:

(i)                                     such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii)                                  all existing Events of Default, other than the non-payment of the principal amount plus accrued and unpaid Interest, if any, on Securities (including any Fundamental Change Purchase Price, if applicable) that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 8.14.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 8.03.                          Additional Interest.  Notwithstanding Section 8.02, if so elected by the Company, the sole remedy for any Event of Default relating to the Company’s failure to comply with Section 5.06, will for the first 360 calendar days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (“Additional Interest”) on the Securities at an annual rate equal to (i) 0.25% of the principal amount of Outstanding Securities during the first 180 calendar days after the occurrence of such an Event of Default during which such Event of Default is continuing and (ii) 0.50% of the principal amount of Outstanding Securities for each day from the 181st day to, and including, the 360th calendar day following the occurrence of such an Event of Default during which such Event of Default is continuing. If the Company so elects, the Additional Interest payable under this Section 8.03 will be payable on all Outstanding Securities from and including the date on which such Event of Default first occurs, but not including the 360th day thereafter, or such earlier date on which such Event of Default has been cured or waived. On the 361st day after such Event of Default (or earlier, if the Event of Default is cured or waived prior to such 361st day), Additional Interest payable pursuant to this Section 8.03 will cease to accrue and, to the extent the Event of Default is continuing after such 361st day, the Securities will be immediately subject to acceleration as provided in Section 8.02. In the event the Company does not elect to pay the Additional Interest payable pursuant to this Section 8.03 upon an Event of Default in accordance with this paragraph, or elects to pay Additional Interest but does not pay such Additional Interest when due, the Securities will be immediately subject to acceleration as provided in Section 8.02.  In order to elect to pay the Additional Interest payable pursuant to this Section 8.03 as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with Section 5.06 in accordance with the immediately preceding paragraph, the Company must notify all Holders, the Trustee and Paying Agent of such election prior to the beginning of such 180 day period (which period shall not commence until the expiration of the 60-day period set forth in Section 8.01(f) above). Upon the failure to timely give all Holders, the Trustee and Paying Agent such notice, the Securities will be immediately subject to acceleration as provided in Section 8.02.

Section 8.04.                          Default Interest. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal, overdue installments of Interest and overdue payments of Fundamental Change Purchase Price, if any, at the rate of the then-applicable rate of Interest from the required payment date (the “Default Interest”). The Default Interest shall be paid by the Company at its election, in each case, as provided in clause (a) or (b) below:

(a)                     The Company may elect to make payment of any Default Interest to the Holders of the Securities at the close of business on a Special Record Date (as defined below), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Default Interest proposed to be paid on each Security and the date (not less than thirty (30) calendar days after such notice) of the proposed payment

(the “Default Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Default Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Default Interest as in this clause provided. Thereupon, the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Default Interest, which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the Default Interest Payment Date and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall promptly cause notice of the proposed payment of such Default Interest and the Special Record Date and Default Interest Payment Date therefor to be given to each Holder, not less than ten (10) calendar days prior to such Special Record Date. Notice of the proposed payment of such Default Interest and the Special Record Date and Default Interest Payment Date therefor having been so given, such Default Interest shall be paid on the Default Interest Payment Date to the Holders of the Securities at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)                     The Company may make payment of any Default Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 8.05.                          Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a Default is made in the payment of the principal amount plus accrued and unpaid Interest, if any, at the Maturity thereof or in the payment of the Fundamental Change Purchase Price in respect of any Security, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount plus accrued but unpaid Interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 8.06.                          Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the TIA in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 10.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.07.                          Application of Money Collected. Any money collected by the Trustee pursuant to this Article 8 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under this Indenture;

SECOND: To the payment of the amounts then due and unpaid on the Securities for the principal amount, Fundamental Change Purchase Price or Interest, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and

THIRD: To the payment of the remainder, if any, to the Company or as a court of competent jurisdiction shall direct in writing.

Section 8.08.                          Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 8.01(a), 8.01(b) or 8.01(c)), unless:

(a)                     such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)                     the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)                      such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                     the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(e)                      no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 8.09.                          Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Fundamental Change Purchase Price or accrued and unpaid Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or Fundamental Change Purchase Date, as applicable, and to convert the Securities in accordance with Article 7, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 8.10.                          Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 8.11.                          Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.12.                          Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 8 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 8.13.                          Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(a)                     such direction shall not be in conflict with any rule of law or with this Indenture; and

(b)                     the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 8.14.                          Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences (including without limitation, waivers obtained in connection with a purchase of, or tender offer or exchange for Securities), except a Default:

(a)                     described in Section 8.01(a), 8.01(b) or 8.01(c); or

(b)                     in respect of a covenant or provision hereof which under Article 13 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 8.15.                          Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 8.15 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal amount on any Security on or after Maturity of such Security, the Fundamental Change Purchase Price or the delivery and payment obligations of the Company upon conversion of Securities.

Section 8.16.                          Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 8.17.                          Notice of Default. The Trustee may withhold notice to the Holders of the Securities of any Event of Default, except defaults in payment of principal amount or Interest on the Securities, if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities.

ARTICLE 9
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 9.01.                          Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge with or into or sell, convey, transfer or lease all or substantially all of its properties and assets to any other Person, unless:

(a)                     either (i) the Company is the resulting, surviving or transferee Person or (ii) the resulting, surviving or transferee Person (if other than the Company) (the “Surviving Entity”), (1) is a Corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (2) the Surviving Entity (if other than the Company) expressly assumes, by a supplemental indenture executed and delivered to the Trustee, all of the obligations of the Company under the Securities and this Indenture; and

(b)                     immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

Section 9.02.                          Successor Substituted. Upon any consolidation of the Company with, or merger with or into or sale of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 9.01, the successor Person formed by such consolidation or which the Company is merged with or into or sold or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease of all or substantially all of the Company’s properties and assets, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 10
THE TRUSTEE

Section 10.01.                   Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)                     prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)                                     the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and the TIA and no implied covenants or obligations shall be read into this Indenture and the TIA against the Trustee; and

(ii)                                  subject to Sections 315(a) through (d) of the TIA, in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)                     the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c)                      the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding determined as provided in Section 1.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)                     whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.01;

(e)                      the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Securities; and

(f)                       if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 10.02.                   Notice of Defaults. The Trustee shall give the Holders written notice of any Default hereunder within 90 days after the occurrence thereof; provided that (except in the case of any Default in the payment of principal amount or Interest on any of the Securities, Fundamental Change Purchase Price or delivery and payment obligation upon conversion of Securities), the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

Section 10.03.                   Reliance on Documents, Opinions, Etc.  Except as otherwise provided in Section 10.01:

(a)                     the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)                     any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)                      the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)                     the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e)                      the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation);

(f)                       the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g)                      the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h)                     in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)                         the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and the Indenture;

(j)                        the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k)                     the Trustee may refuse to follow any direction of the Holders of a majority in principal amount of the Outstanding Securities that conflicts with any rule of law or this Indenture or the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; and

(l)                         prior to taking any action under this Indenture, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action;

(m)                 the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(n)                     the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 10.04.                   No Responsibility for Recitals, Etc. The recitals contained herein and in the Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 10.05.                   Trustee, Paying Agents, Conversion Agents or Registrar May Own Securities. The Trustee, any Paying Agent, any Conversion Agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Security Registrar.

Section 10.06.                   Monies to be Held in Trust. Subject to the provisions of Section 12.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 10.07.                   Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct. The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim (whether asserted by the Company, a Holder or any other person) or expense, including taxes (other than franchise taxes and taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or willful misconduct on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 10.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities. The obligations of the Company under this Section 10.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 8.01(h) or 8.01(i) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 10.08.                   Officer’s Certificate as Evidence. Except as otherwise provided in Section 10.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee.

Section 10.09.                   Eligibility and Disqualification of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to Section 310(a)(1), (2) and (5) of the TIA to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000).  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 10.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the foregoing, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 10.  If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the TIA, the Trustee shall either eliminate such interest, to the extent and in the manner provided by, and subject to the provisions of, the TIA, or it shall resign immediately in the manner and with the effect hereinafter specified in this Article 10.

Section 10.10.                   Resignation or Removal of Trustee.

(a)                     The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Securities. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide holder of a Security or Securities for at least six (6) months may, subject to the provisions of Section 8.15, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)                     In case at any time any of the following shall occur:

(i)                                     the Trustee shall fail to comply with Section 10.09 after written request therefor by the Company or by any Holder who has been a bona fide holder of a Security or Securities for at least six (6) months; or

(ii)                                  the Trustee shall cease to be eligible in accordance with the provisions of Section 10.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)                               the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 8.15, any Holder who has been a bona fide holder of a Security or Securities for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Holders have removed the Trustee, the Trustee so removed may petition at the expense of the Company any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)                      The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 10.10(a) provided, may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee.

(d)                     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 10.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.11.

Section 10.11.                   Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 10.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 10.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Securities, to secure any amounts then due it pursuant to the provisions of Section 10.07.

No successor trustee shall accept appointment as provided in this Section 10.11 unless, at the time of such acceptance, such successor trustee shall be qualified and eligible under the provisions of Section 10.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 10.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Securities at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 10.12.                   Succession by Merger, Etc. Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such Corporation shall be trustee shall be qualified and eligible under the provisions of Section 10.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Securities in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Securities or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 10.13.                   Preferential Collection of Claims. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE 11
HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 11.01.                   Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(a)                     semi-annually, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

(b)                     at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

Section 11.02.                   Preservation of Information; Communications to Holders.

(a)                     The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 11.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar and shall otherwise comply with TIA Section 312(a). The Trustee may destroy any list furnished to it as provided in Section 11.01 upon receipt of a new list so furnished.

(b)                     Holders may communicate with other Holders with respect to their rights under this Indenture or under the Securities as provided by 312(b) of the TIA.

(c)                      The Company and the Trustee shall have the protection of Section 312(c) of the TIA.

Section 11.03.                   Reports by Trustee.

(a)                     The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA (including pursuant to Section 313(c) thereof) at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than [•] of each calendar year, commencing on [•], 2015. Each such report shall be dated as of a date not more than 60 days prior to the date of transmission.

(b)                     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee in writing when the Securities are listed on any stock exchange or of any delisting thereof.

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01.                   Satisfaction and Discharge of Indenture. When (a) the Company delivers to the Trustee all Outstanding Securities (other than Securities replaced pursuant to Section 3.07) for cancellation or (b) all outstanding Securities have become due and payable, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash and/or shares of Common Stock (solely to satisfy outstanding conversions, if applicable) sufficient to pay all amounts due and owing on all Outstanding Securities (other than Securities replaced pursuant to Section 3.07), and if in either case the Company pays all other sums payable hereunder by the Company with respect to the Outstanding Securities, then this Indenture shall cease to be of further effect with respect to the Securities or any Holders. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Securities on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 10.07 and, if money shall have been deposited with the Trustee pursuant to Section 12.01, the obligations of the Trustee under Section 12.01 and Section 12.04 shall survive such satisfaction and discharge.

Section 12.02.                   Application of Trust Money. Subject to the provisions of Section 12.04, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and Interest for whose payment such money has been deposited with the Trustee.

Section 12.03.                   Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Securities (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 12.04.                   Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or Interest, on Securities and not applied but remaining unclaimed by a Holder for two years after the date upon which the principal of or Interest on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and such Holder shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 12.05.                   Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 12.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 12.02; provided, however, that if the Company makes any payment of Interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 13
SUPPLEMENTAL INDENTURES

Section 13.01.                   Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)                     to cure any ambiguity or correct any omission, defect or inconsistency contained herein;

(b)                     to provide for the assumption by a successor Corporation, Surviving Entity or other successor Person of the obligations of the Company contained herein;

(c)                      to add guarantees with respect to the Securities;

(d)                     to secure the Securities;

(e)                      to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

(f)                       to increase the Conversion Rate as provided in this Indenture or make provisions with respect to conversion rights of the Holders pursuant to Section 7.07;

(g)                      to make any change that does not adversely affect the rights of any Holder;

(h)                     to evidence the acceptance or appointment of a successor Person to the Trustee and the assumption of such successor Person of the obligations of the Trustee hereunder;

(i)                         to provide for the issuance of Additional Securities in accordance with the provisions of Section 3.01, to the extent that the Company deems such amendment or supplement to be necessary or advisable in connection with such issuance; provided that, no such amendment or supplement may impair the rights or interests of any Holder;

(j)                        to comply with requirements of the Commission in connection with the qualification of this Indenture under the TIA; or

(k)                     to conform the provisions of this Indenture to the “Description of Notes” section contained in the preliminary prospectus dated [•], 2014 relating to the Securities, as supplemented by the related pricing term sheet as of such date; provided that the Trustee receives an Officer’s Certificate setting forth such conformity.

Section 13.02.                   Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Securities), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a)                     reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver under this Indenture (including any waiver of past defaults pursuant to Section 8.14);

(b)                     reduce the rate or extend the time of payment of any Interest on any Security;

(c)                      reduce the principal amount of, or extend the Stated Maturity of, any Security;

(d)                     make any change that impairs or adversely affects the conversion rights of any Securities;

(e)                      reduce the Fundamental Change Purchase Price of any Security or amend or modify in any manner adverse to the Holders of the Securities, the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)                       make any Security payable in currency other than that stated in the Security or other than in accordance with the provisions of this Indenture;

(g)                      change the ranking of the Securities;

(h)                     impair the right of any Holder to receive payment of the principal amount of (including the Fundamental Change Purchase Price, if applicable), or Interest on, a Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(i)                         impair or adversely affect the right of Holders to convert the Securities or otherwise modify provisions with respect to conversion, or reduce the Conversion Rate, subject to such modifications as are required under this Indenture; or

(j)                        modify any of the provisions of this Section 13.02 or Section 8.14, except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder.

It shall not be necessary for any Act of Holders under this Section 13.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 13.03.                   Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 13 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 10.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 13.04.                   Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 13, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 13.05.                   Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 13 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 13.06.                   Notice to Holders of Supplemental Indentures. The Company shall as promptly as practicable cause notice of the execution of any supplemental indenture to be mailed to each Holder, at his or her address appearing on the Security Register provided for in this Indenture. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

Section 13.07.                   Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 13 shall conform to the requirements of the TIA.

ARTICLE 14
MISCELLANEOUS

Section 14.01.                   Notices. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

Synchronoss Technologies, Inc.

200 Crossing Boulevard

Bridgewater, NJ 08807

Attn: Chief Legal Officer and Chief Financial Officer

if to the Trustee:

The Bank of New York Mellon

101 Barclay Street, Floor 7E

New York, NY 10286

Attn: Corporate Trust Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall, upon request, have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. Subject to Section 10.01, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction unless the Trustee was aware of subsequent written instructions prior to such action. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 14.02.                   Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a)                     an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                     an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 14.03.                   Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a)                     a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)                     a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                      a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                     a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

Section 14.04.                   When Securities are Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities Outstanding at the time shall be considered in any such determination.

Section 14.05.                   Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 14.06.                   Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day which is not a Business Day and on which commercial banking institutions are authorized or required to be closed in the City of New York. If an Interest Payment Date or any Fundamental Change Purchase Date falls on a Legal Holiday, payment shall be made on the next succeeding Business Day that is not a Legal Holiday, and no Interest shall accrue for the intervening period. If a Record Date is a Legal Holiday, the Record Date shall not be affected. In any case where the Stated Maturity of any Security is a Legal Holiday, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal need not be made on such date, but may be made on the next succeeding Business Day that is not a Legal Holiday, with the same force and effect as if made on at the Stated Maturity.

Section 14.07.                   Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.08.                   Table of Contents; Headings. The table of contents, cross reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 14.09.                   Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 14.10.                   U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 14.11.                   Execution in Counterparts. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or Portable Document Format (PDF) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 14.12.                   Calculations. The Company will be responsible for making all calculations called for under the Indenture and the Securities. Such calculations include but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued Interest payable on the Securities and the Conversion Rate. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.

Section 14.13.                   Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 14.14.                   Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.15.                   Withholding Taxes. The parties agree that if any payments of interest or principal under the Notes become subject to U.S. withholding tax pursuant to Sections 1471 through 1474 of the Code, the Company shall provide notice of such event to the Trustee; and the parties shall use commercially reasonable efforts to cooperate in good faith and to share such relevant and applicable information or make such amendments or modifications to this Indenture as are necessary to permit the parties to fulfill their withholding and reporting obligations thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SYNCHRONOSS TECHNOLOGIES, INC.

By:
Name:
Title:

[Signature Page to the Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

[Signature Page to the Indenture]

SCHEDULE A

ADDITIONAL SHARES

The following table sets forth the number of Additional Shares by which the Conversion Rate will be increased per $1,000 principal amount of Securities pursuant to Section 7.06(b) for each Stock Price and Make-Whole Effective Date set forth below:

Make-Whole Effective Date	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]
[•], 2014	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
[•], 2015	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
[•], 2016	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
[•], 2017	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
[•], 2018	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]
[•], 2019	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]	[•]